Exhibit 99.1

NYSE Amex: GSS / TSX: GSC / GSE: GSR

Golden Star Resources Publishes Positive

Preliminary Economic Assessment for Prestea Underground Mine

Denver, CO—May 3, 2012—Golden Star Resources Ltd. (NYSE Amex: GSS; TSX: GSC; GSE: GSR) (“Golden Star” or the “Company”) is pleased to announce the completion of a Company authored Preliminary Economic Assessment (“PEA”) of the West Reef area of the Prestea Underground Mine. The Golden Star Board of Directors has approved the PEA and has directed management to proceed to a full feasibility study. All references herein to “$” are to United States dollars. Full text of the PEA is posted on www.sedar.com, www.sec.gov/edgar.shtml and the Company’s website at www.gsr.com or access the following link and scroll down to the Prestea Underground section of the page: http://www.gsr.com/Operations/Bogoso.asp.

Highlights:

•	West Reef has an Indicated Mineral Resource of 874,000 tonnes grading 18.07 grams per tonne (g/t) for 508,000 ounces of gold and the orebody is open along strike and down dip

•	West Reef has an Inferred Mineral Resource of 510,000 tonnes grading 11.58 g/t for 190,000 ounces of gold and the orebody is open along strike and down dip

•

Factoring in mining recovery, dilution, stope and development design, and based on the Indicated Mineral Resources and Inferred Mineral Resources; the potentially mineable resources total 1.84 million tonnes at a grade of 7.8 g/t

•	The PEA contemplates a 1,200 tonnes per day mining operation (including mineralized material from development) using the AVOCA mechanized mining method

•	Material will be processed at the Bogoso oxide processing plant to produce up to 97,000 ounces of gold per year at full operation and a life-of-mine gold production of 437,000 ounces

•	Life-of-mine cash operating costs (before royalty and taxes) are estimated at $600 to $700 per ounce

•	Capital costs, including a decline and hoisting shaft, are estimated at approximately $115 million

•	Net present value at $1,500/oz gold price and 5% discount rate is $107 million (post-tax)

•	Internal rate of return of 21%

Golden Star Resources Ltd. (www.gsr.com)	News Release 12-12 Page 1 of 4

Tom Mair, President and Chief Executive Officer, commented, “Further to our March 21, 2012, news release, we are pleased to announce the publication of the PEA and our commitment to completing the West Reef feasibility study later this year. We are also investigating the possibility of obtaining all necessary permits for a re-start of limited underground mining operations at the Prestea Mine by the end of 2012. This production would be sourced from existing infrastructure in the upper levels of the mine. Once full-scale underground mining operations commence, we expect West Reef to provide a new source of lower cost gold production for Golden Star. Viable underground operations are expected to enable us to continue to explore the Prestea Underground complex thoroughly – not only in previously unexplored areas between surface and 1,400 meters but also depth extensions of the orebodies below all historic workings.”

Prestea Underground Resources:

Cautionary Note to Investors Concerning Estimates of “Indicated Mineral Resources” and “Inferred Mineral Resources”

This section uses the terms “Indicated Mineral Resources” and “Inferred Mineral Resources”. The Company advises US investors that while these terms are recognized and required by National Instrument 43-101, the US Securities and Exchange Commission (“SEC”) does not recognize them. US Investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into a higher category or into mineral reserves. Inferred Mineral Resources have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. US investors are cautioned not to assume that any part or all of the Inferred Mineral Resource exists, or is economically or legally mineable. Also, disclosure of contained ounces is permitted under Canadian regulations; however the SEC generally requires mineral resource information to be reported as in-place tonnage and grade. The PEA is preliminary in nature, it includes Inferred Mineral Resources that are considered too speculative geologically to have economic considerations applied to them that would enable them to be categorized as mineral reserves, there is no assurance that the PEA will be realized and mineral resources that are not mineral reserves do not have demonstrated economic viability.

The Indicated Mineral Resources and Inferred Mineral Resources reported below have been estimated in compliance with definitions set out in National Instrument 43-101 of the Canadian Securities Administration.

The Indicated Mineral Resources and Inferred Mineral Resources have been estimated at an economic cut-off grade based on a gold price of $1,500 per ounce for December 31, 2011, and on economic parameters deemed realistic.

The following table summarizes Prestea Underground Mine’s estimated Indicated Mineral Resources and Inferred Mineral Resources as of December 31, 2011:

Prestea Underground Resources	Tonnes (M)	Gold Grade (g/t)	Ounces (000’s)
Indicated	1.641	12.63	666

Inferred	5.243	7.28	1,228

Golden Star Resources Ltd. (www.gsr.com)	News Release 12-12 Page 2 of 4

Of these resources, the West Reef orebody has estimated Indicated and Inferred Mineral Resources as of December 31, 2011:

West Reef Resources	Tonnes (M)	Gold Grade (g/t)	Ounces (000’s)
Indicated	0.874	18.07	508

Inferred	0.510	11.58	190

Notes to the Indicated Mineral Resources and Inferred Mineral Resources:

(1)	The Prestea Underground resource was estimated using a $1,500 per ounce gold price and an economic gold cut-off of 2.3 g/t.

(2)	The Qualified Person reviewing and validating the estimation of the Mineral Resources is S. Mitchel Wasel, Golden Star Resources Vice President of Exploration.

The technical contents of this press release have been reviewed and approved by Dr. Martin Raffield, P.Eng., a Qualified Person pursuant to National Instrument 43-101. Dr. Raffield is Senior Vice President Technical Services for Golden Star.

COMPANY PROFILE

Golden Star Resources holds the largest land package in one of the world’s largest and most prolific gold producing provinces. The Company holds a 90% equity interest in Golden Star (Bogoso/Prestea) Limited and Golden Star (Wassa) Limited, which respectively own the Bogoso/Prestea and Wassa/HBB open-pit gold mines in Ghana, West Africa. In addition, Golden Star has an 81% interest in the currently inactive Prestea Underground mine in Ghana, as well as gold exploration interests elsewhere in Ghana, in other parts of West Africa and in Brazil in South America. Golden Star has approximately 259 million shares outstanding. Additional information is available at www.gsr.com.

Statements Regarding Forward-Looking Information: Some statements contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Such statements include plans and timing for a definitive feasibility study, and plans and timing for development of and commencement of operations at the Prestea Underground Mine; significance of drilling results and the impact on mine development plans; estimates and expectations for ore types and indicated and inferred resources; estimates of potentially mineable resources; estimates concerning cash operating costs, gold prices, recovery rates, ounces of gold produced, net present values (including assumed discount rates), the internal rate of return, levels of investment and capital cost necessary to bring the Prestea Underground Mine into a development phase; the impact of operations at the Prestea Underground Mine on overall cash operating costs and on exploration at the Prestea Underground complex; mining methods at the Prestea Underground Mine and expected processing of mined material. Investors are cautioned that forward-looking statements are inherently uncertain and involve risks and uncertainties that could cause actual facts to differ materially, including timing of and unexpected events at the Prestea Underground Mine; variations in ore grade; delay or failure to receive government approvals and permits; the availability and cost of electrical power and key inputs; timing and availability of external financing on acceptable terms; technical, permitting, mining or processing issues; fluctuations in gold price and costs; and general economic conditions. There can be no assurance that future developments affecting the Company will be those anticipated by management. Please refer to the discussion of these and other factors in our Form 10-K for 2011. The forecasts contained in this press release constitute management’s current estimates, as of the date of this press release,

Golden Star Resources Ltd. (www.gsr.com)	News Release 12-12 Page 3 of 4

with respect to the matters covered thereby. We expect that these estimates will change as new information is received. While we may elect to update these estimates at any time, we do not undertake to update any estimate at any particular time or in response to any particular event.

For further information, please contact:

GOLDEN STAR RESOURCES LTD.

Bruce Higson-Smith, Senior Vice President Finance and Corporate Development

1-800-553-8436

INVESTOR RELATIONS

Jay Pfeiffer, Pfeiffer High Investor Relations, Inc.

303-393-7044

Golden Star Resources Ltd. (www.gsr.com)	News Release 12-12 Page 4 of 4